Exhibit 99.1

Contact:
	David W. Gryska	Brian P. Gill
	Sr. Vice President and	Vice President,
	Chief Financial Officer	Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9059	(908) 673-9530
CELGENE ANNOUNCES SHARE REPURCHASE PROGRAM
SUMMIT, NJ — (April 27, 2009) — Celgene Corporation (NASDAQ: CELG) today announced that the company’s Board of Directors has authorized the repurchase of up to $500 million of the Company’s common stock through April 2011.
Purchases may be made in the open market or in privately negotiated transactions from time to time, as determined by Celgene’s management and in accordance with the requirements of the Securities and Exchange Commission. As of December 31, 2008, Celgene had 459,129,629 shares of common stock outstanding.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s Web site at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports.
# # #